Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.2 have the meanings ascribed to them in the final prospectus and definitive proxy statement (the “proxy statement/prospectus”) filed with the SEC on August 2, 2021 (the “Proxy Statement/Prospectus”).

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the Business Combination and presents the combination of the financial information of GWAC and Cipher, adjusted to give effect to the Business Combination (including, for the avoidance of doubt, the PIPE Financing and the Bitfury Private Placement) and the other related events contemplated by the Merger Agreement. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheet of GWAC as of June 30, 2021 and the historical balance sheet of Cipher as of April 30, 2021, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on June 30, 2021.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021, combine the historical statement of operations of GWAC for the six months ended June 30, 2021 and the historical statement of operations of Cipher for the three months ended April 30, 2021 on a pro forma basis as if the Business Combination and other related events had been consummated on January 1, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, combine the historical statement of operations of GWAC for the period from June 24, 2020 (inception) through December 31, 2020 and the historical statement of operations of Cipher for the period from January 7, 2021 (inception) through January 31, 2021 on a pro forma basis as if the Business Combination and other related events had been consummated on June 24, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

GWAC’s unaudited interim consolidated financial statements as of and for the six months ended June 30, 2021, and the related notes, each of which are included in GWAC’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2021;

•

the historical audited financial statements of GWAC for the period from June 24, 2020 (inception) through December 31, 2020 and the related notes, which is included in the in the Proxy Statement/Prospectus;

•	Cipher’s unaudited interim financial statements as of and for the three months ended April 30, 2021, and the related notes, each of which are included in the Proxy Statement/Prospectus;

•

the historical audited financial statements of Cipher for the period from January 7, 2021 (inception) through January 31, 2021 and the related notes, each of which is included in the Proxy Statement/Prospectus; and

•

other information relating to GWAC and Cipher included in the Proxy Statement/Prospectus, including sections entitled “GWAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Cipher’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and other financial information relating to GWAC and Cipher contained in the Proxy Statement/Prospectus.

Description of the Business Combination

On August 27, 2021, GWAC and Merger Sub and Cipher consummated the Business Combination pursuant to which, Merger Sub merged with and into Cipher, with Cipher surviving the Business Combination. Cipher became a wholly-owned subsidiary of GWAC and GWAC was renamed “Cipher Mining Inc.”

Upon the consummation of the Business Combination, all holders of Cipher common stock will receive shares of New Cipher Common Stock of $10.00 per share after giving effect to the Exchange Ratio, resulting in an estimated 200,000,000 million shares of New Cipher Common Stock to be immediately issued and outstanding to Bitfury Top HoldCo (in addition to 17,000,000 million of New Cipher Common Stock held by GWAC), 32,235,000 of New Cipher Common Stock held by the PIPE Investors and 6,000,000 of New Cipher Common Stock received by Bitfury Top HoldCo under the Bitfury Private Placement, based on the following events contemplated by the Merger Agreement:

•	the cancellation of each issued and outstanding share of Cipher common stock and

•	the conversion into the right to receive a number of shares of New Cipher Common Stock based upon the Exchange Ratio.

Other Related Events in connection with the Business Combination

Other related events that took place, or are contemplated to take place, in connection with the Business Combination are summarized below:

•

In connection with the execution of the Merger Agreement, GWAC entered into: (i) the PIPE Subscription Agreements to sell to certain investors (the “PIPE Investors”), an aggregate of 32,235,000 shares of GWAC Common Stock, immediately following the Closing, for a purchase price of $10.00 per share and at an aggregate gross proceeds of $322,350,000 (the “PIPE Financing”) and (ii) the Bitfury Subscription Agreement to sell to Bitfury Top HoldCo (or an affiliate of Bitfury Top HoldCo), an aggregate of 6,000,000 shares of GWAC Common Stock, immediately following the Closing, for a purchase price of $10.00 per share and Bitfury Top HoldCo’s payment in cash and/or forgiveness of outstanding indebtedness for aggregate gross proceeds of $60,000,000 (the “Bitfury Private Placement”); and

•

The obligations to consummate the transactions contemplated by the PIPE Subscription Agreements and the Bitfury Subscription Agreement are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement.

Accounting for the Business Combination

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, GWAC is treated as the acquired company and Cipher is treated as the acquirer for financial statement reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Cipher issuing stock for the net assets of GWAC, accompanied by a recapitalization. The net assets of GWAC were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Cipher. Cipher has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Cipher’s existing shareholders will have the greatest voting interest in the combined entity;

•	Cipher has the ability to nominate a majority of the members of the board of directors of the combined entity;

•	Cipher’s senior management will be the senior management of the combined entity; and

•	Cipher’s operations prior to the acquisition comprising the only ongoing operations of New Cipher

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of New Cipher upon consummation of the Business Combination in accordance with GAAP.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the

Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other related events are expected to be used for general corporate purposes. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of GWAC following the consummation of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. GWAC and Cipher have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information contained herein assumes that the GWAC’s shareholders approve the Business Combination. Pursuant to the Current Certificate of Incorporation, GWAC’s public shareholders may elect to redeem their shares upon the closing of the Business Combination for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account. GWAC cannot predict how many of its public shareholders will exercise their right to redeem their GWAC Common Stock for cash.

The following summarizes the pro forma of New Cipher Common Stock ownership valued at $10.00 per share as of immediately following the Closing under each of these scenarios (totals may not add up to 100% due to rounding):

	Pro Forma Combined
	Number of Shares	% Ownership
New Cipher public shares	4,345,619	1.8%
New Cipher founder Shares	4,250,000	1.7%
New Cipher private placement shares	228,000	0.1%
New Cipher shares issued to PIPE Investors / Bitfury private placement	38,235,000	15.5%
New Cipher shares issued in merger to Cipher	200,000,000	81.0%

Shares outstanding	247,058,619	100.0%

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2021

	Cipher (Historical)(1)	GWAC (Historical)(2)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$496,954	$127,722	$170,032,591	(1)	$390,665,363
			381,450,000	(3)
			(34,872,330)	(4)
			—	(8)
			(126,569,575)	(9)

Prepaid expenses	18,909	247,593	—		266,502

Total current assets	515,863	375,315	390,040,687		390,931,865
Marketable securities held in Trust Account	—	170,032,591	(170,032,591)	(1)	—
Deferred offering costs	2,061,296	—	(2,061,296)	(6)	—
Deferred investment costs	186,548	—	—		186,548
Other assets	41,250	—	—		41,250
Property and equipment, net	4,491	—	—		4,491

Total assets	$2,809,448	$170,407,906	$217,946,800		$391,164,154

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable	$42,563	$918,867	$—		$961,430
Accounts payable - related party	5,100	—	—		5,100
Accrued legal costs	2,112,681	—	—		2,112,681
Accrued expenses	20,145	—	—		20,145
Promissory note	—	—	—	(8)	—
Related party loan	900,000	—	(900,000)	(3)	—

Total current liabilities	3,080,489	918,867	(900,000)		3,099,356
Warrant liabilities	—	199,402	—		199,402

Total liabilities	3,080,489	1,118,269	(900,000)		3,298,758
Commitments and contingencies
Common stock subject to possible redemption	—	170,000,000	(170,000,000)	(2)	—
Stockholders’ (deficit) equity
Common stock	1	4,478	17,000	(2)	247
			38,235	(3)
			(4,478)	(5)
			(54,989)	(7)
Additional paid-in capital	4	1,451,170	169,983,000	(2)	388,136,195
			382,311,765	(3)
			(34,872,330)	(4)
			(2,161,533)	(5)
			(2,061,296)	(6)
			54,989	(7)
			(126,569,575)	(9)

Accumulated deficit	(271,046)	(2,166,011)	2,166,011	(5)	(271,046)

Total stockholders’ (deficit) equity	(271,041)	(710,363)	388,846,800		387,865,396

Total liabilities and stockholders’ (deficit) equity	$2,809,448	$170,407,906	$217,946,800		$391,164,154

(1)	Represents the historical balance sheet of Cipher as of April 30, 2021.
(2)	Represents the historical balance sheet of GWAC as of June 30, 2021.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2021

	Cipher (Historical)(1)	GWAC (Historical)(2)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Revenue	$—	$—	$—		$—
Expenses
Administrative expenses	267,421	2,032,419	—		2,299,840

Total expenses	267,421	2,032,419	—		2,299,840
Operating loss	(267,421)	(2,032,419)	—		(2,299,840)
Other income (expense)
Change in fair value of warrant liabilities	—	(76,332)	—		(76,332)
Interest expense	(145)	—	—		(145)
Interest income	—	49,769	(49,769)	(1)	—

Net loss	$(267,566)	$(2,058,982)	$(49,769)		$(2,376,317)

Income (loss) per share, basic and diluted, redeemable shares		$(0.00)

Loss per share, basic and diluted, non-redeemable shares		$(0.44)

Weighted average redeemable shares outstanding, basic and diluted	—	16,818,439	—		—
Weighted average non-redeemable shares outstanding, basic and diluted	—	4,659,492	—		—
Net income (loss) per share, basic and diluted	$(721.20)		$—		$(0.01)

Weighted average shares outstanding, basic and diluted	371		247,058,248	(2)	247,058,619

(1)	Represents the historical statement of operations of Cipher for the three months ended April 30, 2021.
(2)	Represents the historical statement of operations of GWAC for the six months ended June 30, 2021.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

	Cipher (Historical)(1)	GWAC (Historical)(2)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Revenue	$—	$—	$—		$—
Expenses
Administrative expenses	3,480	153,657	—		157,137

Total expenses	3,480	153,657	—		157,137
Operating loss	(3,480)	(153,657)	—		(157,137)
Other income (expense)
Change in fair value of warrant liabilities		19,284	—		19,284
Interest income	—	27,342	(27,342)	(1)	—

Net income (loss)	$(3,480)	$(107,031)	$(27,342)		$(137,853)

Income (loss) per share, basic and diluted, redeemable shares		$(0.00)

Loss per share, basic and diluted, non-redeemable shares		$(0.02)

Weighted average redeemable shares outstanding, basic and diluted		16,723,356
Weighted average non-redeemable shares outstanding, basic and diluted		4,483,216
Net income (loss) per share, basic and diluted					$(0.00)

Weighted average shares outstanding, basic and diluted			247,058,619	(2)	247,058,619

(1)	Represents the historical statement of operations of Cipher for the period from January 7, 2021 (inception) through January 31, 2021.
(2)	Represents the historical statement of operations of GWAC for the period from June 24, 2020 (inception) through December 31, 2020.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, GWAC is treated as the “acquired” company for financial reporting purposes.

Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Cipher issuing stock for the net assets of GWAC, accompanied by a recapitalization. The net assets of GWAC are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021, gives pro forma effect to the Business Combination as if it had been consummated on January 1, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, gives pro forma effect to the Business Combination as if it had been consummated on June 24, 2020, which was the earliest date either entity was formed.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

GWAC’s unaudited interim consolidated financial statements as of and for the six months ended June 30, 2021, and the related notes, each of which are included in GWAC’s quarterly Report on Form 10-Q filed with the SEC on August 10, 2021;

•

the historical audited financial statements of GWAC for the period from June 24, 2020 (inception) through December 31, 2020 and the related notes, each of which are included in the Proxy Statement/Prospectus;

•

Cipher’s unaudited interim financial statements as of April 30, 2021 and for the three months ended April 30, 2021, and the related notes, each of which are included elsewhere in the Proxy Statement/Prospectus;

•

the historical audited financial statements of Cipher for the period from January 7, 2021 (inception) through January 31, 2021 and the related notes, each of which are included in the Proxy Statement/Prospectus;

•

other information relating to GWAC and Cipher contained in the Proxy Statement, including the Merger Agreement and the description of certain terms thereof set forth in the section entitled “The Business Combination.”; and

•

the section titled “Management’s Discussion and Analysis of Financial Condition and Results of GWAC”, “Management’s Discussion and Analysis of Financial Condition and Results of Cipher,” and financial information included in the Proxy Statement/Prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date hereof and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the New Cipher’s additional paid-in capital and are assumed to be cash settled.

2. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

GWAC and Cipher have not had any historical relationship prior to the Business Combination. Accordingly, no transaction accounting adjustments were required to eliminate activities between the companies.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(1)	Reflects the liquidation and reclassification of cash and investments held in the Trust Account that becomes available for general use by New Cipher following the Business Combination.

(2)	Reflects the transfer of GWAC’s approximately $170 million common stock subject to possible redemptions balance as of June 30, 2021 to permanent equity.

(3)

Reflects the gross receipt of $382.4 million from the PIPE Financing ($322.4 million) and Bitfury Private Placement ($60.0 million) (38.2 million common shares at $10.00 per share) less the $0.9 million already disbursed to Cipher as a related party loan as of April 30, 2021.

(4)

Reflects the payment of transaction costs of approximately $34.9 million. Transaction costs includes legal, financial advisory, deferred underwriters’ discount payable and other professional fees related to the Business Combination.

(5)	Reflects the elimination of GWAC’s accumulated deficit and its common stock balances into additional paid in capital.

(6)	Reflects the reclassification of deferred offering costs to additional paid in capital.

(7)	Reflects the reorganization of Cipher to New Cipher.

(8)

Reflects issuance and payoff of $50,000 promissory note issued after March 31, 2021. For further details, see section “GWAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations” in the Proxy Statement/Prospectus.

(9)

Reflects the transaction accounting adjustment, for the actual redemption of 12,654,381 GWAC Common Stock (at a redemption price of slightly over $10.00 per share) totaling approximately $126.6 million.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are as follows:

(1)	Reflects the adjustment to eliminate interest earned on balances held in the Trust Account.

(2)	Reflects the increase in the weighted average shares outstanding due to the issuance of common stock (and the maximum redemption scenario) in connection with the Business Combination.

3. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

Six Months Ended June 30, 2021
Pro forma net loss	$(2,376,317)
Weighted average shares outstanding – basic and diluted	247,058,619
Net loss per share - basic and diluted(1)	$(0.01)

Year Ended December 31, 2020
Pro forma net loss	$(137,853)
Weighted average shares outstanding – basic and diluted	247,058,619
Net income (loss) per share – basic and diluted(1)	$(0.00)

New Cipher public shares	4,345,619
New Cipher founder shares	4,250,000
New Cipher private placement shares	228,000
New Cipher shares issued to PIPE Investors / Bitfury private placement	38,235,000
New Cipher shares issued in merger to Cipher	200,000,000

Shares outstanding	247,058,619

(1)	Outstanding options and warrants are anti-dilutive and are not included in the calculation of diluted net loss per share.

The power and hosting arrangements and the Master Services and Supply Agreement, as described in the section titled “Information about Cipher – Material Agreements” of the Proxy Statement/Prospectus, are not considered within the pro forma information presented.